EXHIBIT 4.108
                          STOCK PLEDGE AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, dated as of March 29, 2000 (herein as amended or otherwise modified, "this Agreement"), by MECHANICAL TECHNOLOGY INCORPORATED, a New York corporation (herein, together with its successors and assigns, the "Pledgor" or the "Borrower"), with KEYBANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, the "Lender"):

PRELIMINARY STATEMENTS:

(1)	The Pledgor and the Lender are parties to the Stock Pledge Agreement dated as of November 1, 1999, as amended and as in effect immediately prior to the effectiveness of this Agreement (the "Existing Pledge Agreement");

(2)	The Pledgor and the Lender wish to amend and restate the Existing Pledge
Agreement pursuant to this Agreement in accordance with the terms and subject to the conditions set forth herein;

(3)	The Pledgor and the Lender have elected to amend and restate the
Existing Pledge Agreement pursuant to this Agreement rather than amend the Existing Pledge Agreement or enter into a new security agreement for their convenience and intend that all indebtedness, obligations and items created under the Existing Pledge Agreement be continued hereunder and remain in full force and effect and not be discharged, paid, satisfied or canceled except otherwise provided herein;

(4)	The Lender has entered into an Amended and Restated Credit Agreement, dated as of the date hereof (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined), with the Borrower.

(5)	The Pledgor is the owner of shares of common stock of Plug Power Inc., a
Delaware corporation (herein, together with its successors and assigns, the "Company"), described in Schedule I hereto (the "Pledged Shares").

(6)	It is a condition precedent to the making of Loans by the Lender under the Credit Agreement that the Pledgor shall have made the pledge contemplated by this Agreement.

NOW, THEREFORE, in consideration of the premises and in order to induce the Lender to make Loans under the Credit Agreement, the Pledgor hereby agrees as follows:

1. The Pledgor hereby pledges to the Lender, and grants to the Lender a security interest in, the following (the "Pledged Collateral"):

(a) the certificates representing the Pledged Shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b) all additional shares of common stock of the Company pledged to the Lender by the Pledgor to the extent required under section 5(b), and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares; and
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(c) all proceeds of any and all of the foregoing (including, without limitation, proceeds that constitute property of the types described above).

2. Security for Secured Obligations. This Agreement secures the payment of

(i) all obligations of the Borrower now or hereafter existing under the Credit Agreement and the Notes, whether for principal, interest, fees, expenses or otherwise, (ii) all obligations of the Pledgor now or hereafter existing under this Agreement, and (iii) all obligations of the Borrower now or hereafter existing in favor of the Lender or any of its Affiliates which the Lender may from time to time designate in writing to the Pledgor as being entitled to the benefits of the security hereof (all such obligations of the Borrower referred to in this section 2 being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations and would be owed by the Borrower but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

3. Delivery of Pledged Collateral; Removal of Legends; Use of Securities
Account.

(a) All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Lender pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Lender. The Lender shall have the right, in its discretion, at any time during the continuance of an Event of Default and without notice to the Pledgor, to transfer to or to register in the name of the Lender or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights specified in section 6(a). In addition, the Lender shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b)	If any Pledged Collateral is subject to any contractual restriction on transfer arising under any agreement to which the Pledgor is a party with the issuer, other shareholders and/or any underwriters, and any certificate or certificates for such Pledged Collateral contain a legend which makes reference to such restrictions, the Pledgor will, from time to time and as promptly as circumstances permit, take all such actions as are within its power to request and obtain the removal of such legend from certificates for the maximum number of shares as to which it is entitled to have such legend removed.

(c)	If after the date hereof any or all of the Pledged Collateral may be held in book entry form and the Pledgor desires that such Pledged Collateral be held in such form in an account which the Pledgor has with a broker which is a member firm of the National Association of Securities Dealers, then the Lender will cooperate with the Pledgor in transferring such Pledged Collateral to such account, provided that there is in place an "account control agreement" reasonably satisfactory to the Lender which is sufficient to perfect its security interest in the Pledged Collateral held in such account and all proceeds thereof.

4. Representations and Warranties. The Pledgor represents and warrants that:

(a) The Pledged Shares have been duly authorized and validly issued and are fully paid and non-assessable.

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(b) The Pledgor (i) is the legal and beneficial owner of the Pledged Collateral free and clear of any lien, security interest, option or other charge or encumbrance except for (x) the security interest created by this Agreement and
(y) the provisions of the Underwriting Agreement and (ii) has legally and beneficially owned the Pledge Shares since June 27, 1997.

(c) The pledge of the Pledged Shares pursuant to this Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, securing the payment of the Secured Obligations.

(d) No consent of any other person or entity and no authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required (i) for the pledge by the Pledgor of the Pledged Collateral pursuant to this Agreement or for the execution, delivery or performance of this Agreement by the Pledgor, (ii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) for the exercise by the Lender of the voting or other rights provided for in this Agreement or the remedies in respect of the Pledged Collateral pursuant to this Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally and by the provisions of the Underwriting Agreement).

(e) The Pledged Shares constitute as of such date the percentage of the issued and outstanding shares of stock of the issuer thereof indicated on Schedule I.

(f) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(g) The Pledgor has, independently and without reliance upon the Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

5. Further Assurances. (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b)	The Pledgor shall pledge additional shares of common stock of the
Company from time to time to the extent required to maintain compliance with the Collateral Coverage Ratio. Such additional shares shall be pledged based on initial date of continuous legal ownership by the Pledgor, from earliest to the most recent.

(c)	In the event the Pledgor registers shares of common stock of the Company with the intention of retaining ownership, the Pledgor agrees to register or cause to be registered that portion of the Pledged Collateral subject to SEC Rule 144 as soon as it is feasible.

6. Voting Rights; Dividends; etc. (a) So long as no Event of Default shall have occurred and be continuing:

(i) The Pledgor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Credit Agreement.
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(ii) The Pledgor shall be entitled to receive and retain any and all dividends and distributions paid in respect of the Pledged Collateral, provided, however, that any and all

(A) dividends and distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, and Pledged Collateral, and

(B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, shall be, and shall be forthwith delivered to the Lender to hold as, Pledged Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Lender, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement or assignment).

(iii) The Lender shall execute and deliver (or cause to be delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purposes of enabling the Pledgor to receive dividends or distributions that it is authorized to receive and retain pursuant to paragraph
(ii) above.

(b) Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of the Pledgor (x) to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to section 6(a)(i) shall, upon notice to the Pledgor by the Lender, cease and (y) to receive the dividends and distributions which it would otherwise be authorized to receive and retain pursuant to section 6(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Lender who shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and distributions.

(ii) All dividends and distributions which are received by the Pledgor contrary to the provisions of paragraph (i) of this section 6(b) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Lender as Pledged Collateral in the same form as so received (with any necessary endorsement).

(iii) The Lender, in its sole and absolute discretion, shall either (x) apply in any manner any Pledged Collateral consisting of cash received by or on behalf of the Lender under this section 6(b) to the payment of the Loans and other obligations and under the Loan Documents or (y) deposit and hold such Pledged Collateral consisting of cash in the Debt Service Reserve Account as additional Pledged Collateral.

7. Transfers and Other Liens. The Pledgor agrees that it will not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, except for sales of the Pledged Collateral made in accordance with the provisions of section 7.2(c) of the Credit Agreement; or (ii) create or permit to exist any lien, security interest, option or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except (x) for the security interest under this Agreement and (y) as provided under the Underwriting Agreement.


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8. Lender Appointed Attorney-in-Fact. The Pledgor hereby appoints the Lender the
Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Lender's discretion to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under section 6), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same.

9. Lender May Perform. If the Pledgor fails to perform any agreement contained herein, the Lender may itself perform, or cause performance of, such agreement, and the expenses of the Lender incurred in connection therewith shall be payable by the Pledgor under section 14.

10. The Lender's Duties. The powers conferred on the Lender hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Lender shall have no duty as to any Pledged Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Lender accords its own property.

11. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) The Lender may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York at that time (the "Code") (whether or not the Code applies to the affected Collateral), and may also, without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Lender's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Lender may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Lender shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b) Any cash held by the Lender as Pledged Collateral and all cash proceeds received by the Lender in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Lender, be held by the Lender as collateral for, and/or then or at any time thereafter be applied (after payment of any amounts payable to the Lender pursuant to section 13) in whole or in part by the Lender against, all or any part of the Secured Obligations in such order as the Lender shall elect. Any surplus of such cash or cash proceeds held by the Lender and remaining after payment in full of all the Secured Obligations shall be paid over to the Pledgor or to whomsoever may be lawfully entitled to receive such surplus.

12. Registration Rights. (a) If the Lender shall determine to exercise its right to sell all or any of the Pledged Collateral pursuant to section 11, the Pledgor agrees that, upon request of the Lender, the Pledgor will, at its own expense:

(i) execute and deliver, and use its best efforts to cause the Company to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts and things, as may be necessary or, in the opinion of the Lender, advisable to register such Pledged Collateral under the provisions of the 1933 Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of the Lender, are necessary or advisable, all in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC applicable thereto;

(ii) use its best efforts to qualify the Pledged Collateral under the state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of the Pledged Collateral, as requested by the Lender;

(iii) use its best efforts to cause the Company to make available to its security holders, as soon as practicable, an earning statement which will satisfy the provisions of section 11(a) of the 1933 Act; and

(iv) do or cause to be done all such other acts and things as may be necessary to make such sale of the Pledged Collateral or any part thereof valid and binding and in compliance with applicable law.

(b)	The Pledgor agrees that it shall take any and all actions necessary to ensure that the portion of the Pledged Collateral that is deemed to be Registrable Securities (as defined in the Registration Rights Agreement dated November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Registration Rights Agreement") among each of the Holders executing a signatory page thereto and the Company) shall have "piggy-back" registration rights of the Pledgor pursuant to section 2 of the Registration Rights Agreement. The Pledgor further agrees that, upon request of the Lender, as between the Pledged Collateral and all other shares of the Company legally and beneficially owned by the Pledgor, the Pledgor shall cause the Pledged Collateral to be registered pursuant to section 2 of the Registration Rights Agreement prior to any other such shares.

13. Instructions from Lender. The Pledgor hereby authorizes and instructs each issuer of any Pledged Shares pledged hereunder to (i) comply with any instruction received by it from the Lender in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Pledgor, and the Pledgor agrees that each such issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Shares directly to the Lender.

14. Expenses. The Pledgor will upon demand pay to the Lender the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the

Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Lender hereunder or (iv) the failure by the Pledgor to perform or observe any of the provisions hereof.

15. Amendments, etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, electronic e-mail, telegraphic, telex or cable communication) and mailed, telecopied, e-mailed, telegraphed, telexed, cabled or delivered to it, at its address specified in the Credit Agreement, or, as to either party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and other communications shall be effective when received.

17. Continuing Security Interest; Assignments under Credit Agreement. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the later of (x) the payment in full of the Note and all other amounts payable under this Agreement and (y) the expiration or termination of the Commitment, (ii) be binding upon the Pledgor, its successors and assigns, and (iii) inure to the benefit of, and be enforceable by, the Lender and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), the Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Loans and the Note) to any other person or entity, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to the Lender herein or otherwise. Upon the later of the payment in full of the Note and all other amounts payable under this Agreement and the expiration or termination of the Commitment, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor. Upon any such termination, the Lender will, at the Pledgor's expense, return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination.

18. Governing Law; UCC Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms defined in Article 9 of the Code are used herein as therein defined.

19. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the Pledgor and the Lender have caused this Agreement to be duly executed and delivered as of the date first above written.


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MECHANICAL TECHNOLOGY                   KEYBANK NATIONAL
INCORPORATED,	                        ASSOCIATION,
as Pledgor	                        as Lender


By:    /S/ CYNTHIA A. SCHEUER           By:    /s/ WILLIAM B. PALMER
       Cynthia A. Scheuer	               William B. Palmer, Vice President
       Vice President
       & Chief Financial Officer



                        ACKNOWLEDGEMENT AND CONSENT

The undersigned hereby acknowledges receipt of a copy of the Stock Pledge Agreement dated as of March 29, 2000 (the "Agreement"), made by the Pledgor for the benefit of KeyBank National Association, as the Lender. The undersigned agrees for the benefit of the Lender as follows:

1.	The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2.	The undersigned will notify the Lender promptly in writing of the occurrence of any of the events described in section 1(b) of the Agreement.

3.	The terms of sections 12 and 13 of the Agreement shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to sections 12 and 13 of the Agreement.

PLUG POWER INC.

By_______________________________________
  Name:
  Title:

Address for Notices:

_________________________________________

_________________________________________

_________________________________________

Fax:


                                    SCHEDULE I
                                                                   Percentage
                             Stock                                     of
               Class of    Certificate                 Number of   Outstanding
Stock Issuer    Stock         No.         Par Value     Shares       Shares 1

Plug Power     Common        PLG0917       $0.01       2,000,000      4.65%
Inc.           Stock







1 As of December 31, 1999.